CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights", "Independent Auditors" and "Financial Information" and to the use of our report dated January 7, 2004 on the Atlantic Whitehall Growth Fund, Atlantic Whitehall Balanced Fund, Atlantic Whitehall International Fund and
Atlantic Whitehall Income Fund (each a portfolio of Atlantic Whitehall Funds Trust), which is incorporated by reference in this Registration Statement (Form N-1A File Nos. 33-83430 and 811-8738) of Atlantic Whitehall Funds Trust.


                                                ERNST & YOUNG LLP


        New York, New York
        March 29, 2004